UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2019, Viveve Medical, Inc. (the "Company") received a letter (the "Letter") from the Nasdaq Listing Qualifications Staff (the "Staff") indicating that, based upon the Company's continued non-compliance with Nasdaq Listing Rule 5550(b)(2), which requires an issuer to maintain a minimum market value of listed securities ("MVLS") of $35 million, the Company's securities would be subject to delisting from The Nasdaq Capital Market unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the "Panel"). The Company intends to timely request a hearing before the Panel, which will stay any delisting action by the Staff.

As previously disclosed in the Company's Current Report on Form 8-K filed on May 23, 2019, the Company received notice from Nasdaq indicating that the Company did not satisfy Nasdaq Listing Rule 5550(b)(2), insofar as the Company's MVLS had closed below $35 million for the previous 30 consecutive business days, and in accordance with the Nasdaq Listing Rules, the Company had been provided a 180-day grace period within which to regain compliance with that requirement, through November 18, 2019.

At the hearing, the Company intends to present its plan to demonstrate compliance with the MVLS requirement or the alternative stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1). There can be no assurance that the Panel will grant the Company's request for continued listing pursuant to an exception or alternative to the MVLS requirement or that the Company will be able to regain compliance with MLVS requirement or an alternative requirement within any extension of time granted by the Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2019	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer